EXHIBIT 4.1

HALLMARK FINANCIAL SERVICES, INC.,

as Issuer

INDENTURE

Dated as of August ___, 2014

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

SENIOR UNSECURED DEBT SECURITIES

i

ii

iii

Cross Reference Table

Reconciliation and tie between the Trust Indenture Act of 1939,

 as amended (the “TIA”),

and the Indenture, dated as of August ___, 2014

TIA	Section

SECTION 310
(a)(1)	7.9
(a)(2)	7.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	7.9
(b)	7.7, 7.9

SECTION 311
(a)	7.10
(b)	7.10

SECTION 312
(a)	2.7
(b)	11.4
(c)	11.4

SECTION 313
(a)	7.5
(b)(1)	Not Applicable
(b)(2)	7.5, 7.6
(c)	7.4, 7.5
(d)	7.5

SECTION 314
(a)(1), (2) and (3)	4.4
(a)(4)	4.5, 11.6
(b)	Not Applicable
(c)(1)	1.1, 3.1, 11.5(a)-(b)
(c)(2)	1.1, 11.5(a)-(b)
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	11.6
(f)	Not Applicable

SECTION 315
(a)	7.1, 7.2(a), (b)
(b)	7.1, 7.4
(c)	7.1
(d)	7.1, 7.6
(d)(1)	7.1, 7.6
(d)(2)	7.1, 7.6
(d)(3)	7.1, 7.6
(e)	6.11, 7.1

iv

SECTION 316
(a)(1)(A)	6.4, 6.5
(a)(1)(B)	6.4, 6.5
(a)(2)	Not Applicable
(a) last sentence	10.4
(b)	6.7, 6.8, 6.10
(c)	11.8

SECTION 317
(a)(1)	6.8
(a)(2)	6.9
(b)	2.5

SECTION 318
(a)	11.1
(b)	11.1
(c)	10.1

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Attention should also be directed to Section 318(c) of the TIA, which provides that the provisions of Sections 310 to and including Section 317 of the TIA are a part of and govern every qualified indenture, whether or not physically contained therein.

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INDENTURE, dated as of August ___, 2014, between HALLMARK FINANCIAL SERVICES, INC., a Nevada corporation (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company deems it necessary to issue from time to time for its lawful purposes senior debt securities (the “Securities”) evidencing unsecured and unsubordinated indebtedness and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities in one or more series, unlimited as to aggregate principal amount, to bear such rates of or formulas for interest, to mature at such times, and to have such other provisions as shall be fixed therefor as hereinafter provided.

All things necessary to make this Indenture a valid and binding agreement of the Company, in accordance with its terms, have been done.

This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture and, to the extent applicable, shall be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the registered holders thereof (the “Holders”), the Company and the Trustee agree as follows for the equal and proportionate benefit of the Holders of the Securities:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1           Definitions.

“Additional Amounts” shall mean any additional amounts to be paid by the Company in respect of Securities of a series, as may be specified pursuant to Section 2.1 hereof and in such Security and under the circumstances specified therein, in respect of specified taxes, assessments or other governmental charges imposed on certain Holders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 20% or more of the voting securities of a Person shall be deemed to be control.

“Agent” means the Registrar or any Paying Agent, authenticating agent or securities custodian.

“Agent Members” has the meaning assigned to it in Section 2.3.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depository that apply to such transfer or exchange.

“Authentication Order” means a written order of the Company, signed in the name of the Company by two of the following officers:  its Chief Executive Officer, President, Chief Financial Officer, Executive Vice President, Assistant Secretary, Treasurer or Controller, directing the Trustee to authenticate the Securities for original issue.

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“Bankruptcy Law” means Title 11 of the United States Code (11 U.S.C. §§101 et seq.) or any similar federal or state law for the relief of debtors.

“Bearer Securities” means a Security that is payable to bearer and title to which passes by delivery only.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.

“Company” has the meaning assigned to it in the preamble to this Indenture.

“Consolidated Assets” means all assets owned directly by the Company or indirectly by the Company through any Subsidiary and reflected on the Company’s consolidated balance sheet prepared in accordance with GAAP.

“Corporate Trust Office of the Trustee” means the corporate trust office of the Trustee located at 525 William Penn Place, Pittsburgh, Pennsylvania 15259, or such other address as the Trustee may designate from time to time by notice to the Company.

“Covenant Defeasance” has the meaning assigned to it in Section 8.4.

“Default” means any event that is, or with the passage of time or the giving of notice (or both) would be, an Event of Default.

“Definitive Securities” means Securities of any series that are in the form of the Security for that series specified in the Board Resolution or a supplemental indenture.

“Depository” means when used with respect to the Securities of or within any series issuable or issued in whole or in part in global form, means the Person designated as depository by the Company pursuant to this Indenture until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter shall mean or include each Person which is then a Depository hereunder, and if at any time there is more than one such Person, shall be a collective reference to such Persons.

“Dollar” or “$” shall mean a dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company.

“Electronic Means” shall mean the following communications methods: S.W.I.F.T., e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

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“Event of Default” has the meaning assigned to it in Section 6.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities (including the SEC) as have been accepted by a significant segment of the accounting profession, applied on a consistent basis as in effect from time to time.

“Global Securities” means any Security that evidences all or part of a series of Securities, issued in fully registered certificated form to the Depository in accordance with Section 2.3 hereof and bearing the legend prescribed in Section 2.3 hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Holder” has the meaning assigned to it in the preamble to this Indenture.

“Indebtedness” means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of the Company, whether any such indebtedness exists as of the date of the Indenture or is created, incurred or assumed after such date:   (i) all obligations for borrowed money, (ii) all obligations evidenced by debentures, Securities or other similar instruments, (iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all Indebtedness of others guaranteed by the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others), and (vi) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company but excluding any obligations of the Company which are required (as opposed to elected to be treated) as capitalized leases under GAAP.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Legal Defeasance” has the meaning assigned to it in Section 8.3.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or place for payment are authorized by law, regulation or executive order to remain closed.  If a payment date is a Legal Holiday, payment may be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” has the meaning assigned to it in Section 7.6.

“Material Subsidiary” means a direct or indirect subsidiary of the Company that is an insurance company with statutory surplus of at least $50,000,000 for the most recently completed fiscal quarter.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means, with respect to any Person, a certificate that meets the requirements of Section 11.5 hereof signed on behalf of such Person by either the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person and another Officer of such Person.

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“Opinion of Counsel” means a written opinion that meets the requirements of Section 11.5 hereof from legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Original Issue Discount Securities” shall mean any Securities that are initially sold at a discount from the principal amount thereof and that provide upon an Event of Default for declaration of an amount less than the principal amount thereof to be due and payable upon acceleration thereof.

“Paying Agent” has the meaning assigned to it in Section 2.5.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Amount” means the amount of a Security as set forth on the face of the Security.

“Redemption Date” has the meaning assigned to it in Section 3. 2.

“Registered Security” shall mean any Security established pursuant to Section 2.1 that is registered with the Registrar of the Company.

“Registrar” has the meaning assigned to it in Section 2.5.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“SEC” means the Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble of this Indenture.

“Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person, (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (i) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (i) and related to such Person (or any combination thereof) and (iii) any limited liability company of which more than 50% of the total membership interests is at the time owned or controlled, directly or indirectly, by such Person.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA and successor statute thereto, in each case as amended from time to time.

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces such party with respect to one or more series of Securities in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder, and if at any time there is more than one such person “Trustee” as used with respect to any series of Securities shall mean the Trustee with respect to that series of Securities.

“Voting Stock” means outstanding shares of Capital Stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or other default.

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Section 1.2           Incorporation by Reference of Trust Indenture Act.  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in, and made a part of, this Indenture.  All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.3           Rules of Construction.  Unless the context otherwise requires:

(a)          a term has the meaning assigned to it;

(b)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)          words in the singular include the plural, and words in the plural include the singular;

(d)          the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(e)          headings are used for convenience of reference only and do not affect interpretation.

ARTICLE II

THE SECURITIES

Section 2.1           Amount Unlimited; Issuable in Series.

The Securities may be issued in one or more series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited. There shall be established in or pursuant to one or more Board Resolutions, or indentures supplemental hereto, prior to the issuance of Securities of any series, any or all of the following, as applicable (each of which, (except for the matters set forth in clauses (a) and (b) below), if so provided, may be determined from time to time by the Company with respect to unissued Securities of or within the series when issued from time to time):

(a)          the title of the Securities of or within the series (that shall distinguish the Securities of such series from all other series of Securities);

(b)          any limit upon the aggregate principal amount of the Securities of or within the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of or within the series);

(c)          the date or dates, or the method by which such date or dates will be determined, on which the principal of the Securities of or within the series shall be payable and the amount of principal payable thereon;

(d)          the rate or rates (that may be fixed or variable) at which the Securities of or within the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which such interest will be payable and the regular record date, if any, for the interest payable on any Registered Security on any interest payment date, or the method by which such date shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

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(e)          the place or places where the principal of, interest, if any, on, payable in respect of, Securities of or within the series shall be payable, any Registered Securities of or within the series may be surrendered for registration of transfer, exchange or conversion and notices or demands to or upon the Company in respect of the Securities of or within the series and this Indenture may be served;

(f)          the period or periods within which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which and other terms and conditions upon which Securities of or within the series may be redeemed in whole or in part, at the option of the Company, if the Company is to have the option;

(g)          the obligation, if any, of the Company to redeem, repay or purchase Securities of or within the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which Securities of or within the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(h)          if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Registered Securities of or within the series shall be issuable and, if other than the denomination of $5,000, the denomination or denominations in which any Bearer Securities of or within the series shall be issuable;

(i)          if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

(j)          if other than the principal amount thereof, the portion of the principal amount of Securities of or within the series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.2 or, if applicable, the portion of the principal amount of Securities of or within the series that is convertible in accordance with the provisions of this Indenture, or the method by which such portion shall be determined;

(k)          if other than Dollars, the foreign currency or currencies in which payment of the principal of or interest on the Securities of or within the series shall be payable or in which the Securities of or within the series shall be denominated;

(l)          whether the amount of payments of principal of or interest on the Securities of or within the series may be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices), and the manner in which such amounts shall be determined;

(m)          whether the principal of or interest on the Securities of or within the series are to be payable, at the election of the Company or a Holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such Securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which such Securities are to be so payable;

(n)          provisions, if any, granting special rights to the Holders of Securities of or within the series upon the occurrence of such events as may be specified;

(o)          any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to Securities of or within the series, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein;

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(p)          whether Securities of or within the series are to be issuable as Registered Securities, Bearer Securities (with or without coupons) or both, any restrictions applicable to the offer, sale or delivery of Bearer Securities and the terms upon which Bearer Securities of or within the series may be exchanged for Registered Securities of or within the series and vice versa (if permitted by applicable laws and regulations), whether any Securities of or within the series are to be issuable initially in temporary global form and whether any Securities of or within the series are to be issuable in permanent global form (with or without coupons) and, if so, whether beneficial owners of interests in any such permanent Global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.8, and, if Registered Securities of or within the series are to be issuable as a Global Security, the identity of the Depository for such series;

(q)          the date as of which any Bearer Securities of or within the series and any temporary Global Security representing outstanding Securities of or within the series shall be dated if other than the date of original issuance of the first Security of the series to be issued;

(r)          the Person to whom any interest on any Registered Security of the series shall be payable, if other than the Person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary Global Security on an Interest Payment Date will be paid if other than in the manner provided in Section 2.8;

(s)          the applicability, if any, of Sections 8.3 and 8.4 to the Securities of or within the series and any provisions in modification of, in addition to or in lieu of any of the provisions of Article VIII and, if the Securities of the series are payable in a currency other than Dollars;

(t)          if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

(u)          if the Securities of or within the series are to be issued upon the exercise of debt warrants, the time, manner and place for such Securities to be authenticated and delivered;

(v)          the obligation, if any, of the Company to permit the Securities of such series to be converted into or exchanged for Capital Stock of the Company or other securities or property of the Company and the terms and conditions upon which such conversion or exchange shall be effected (including, without limitation, the initial conversion price or rate, the conversion or exchange period, any adjustment of the applicable conversion or exchange price or rate and any requirements relative to the reservation of such shares for purposes of conversion or exchange);

(w)          if convertible or exchangeable into shares of Capital Stock or other securities, the terms and conditions under which the Securities will be convertible and any applicable limitations on the ownership or transferability of the securities or property into which such Securities are convertible or exchangeable;

(x)          whether and under what circumstances the Company will pay Additional Amounts in respect of any series of Securities and whether the Company has the option to redeem such Securities rather than pay Additional Amounts; and

(y)          any other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture but may modify, amend, supplement or delete any of the terms of this Indenture with respect to such series).

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All Securities of any one series and the coupons appertaining to any Bearer Securities of such series, if any, shall be substantially identical except, in the case of Registered or Bearer Securities issued in global form, as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution or in any indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

If any of the terms of the Securities of any series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Authentication Order for authentication and delivery of such Securities.

In case the Securities of the series to be authenticated and delivered are to be created pursuant to one or more supplemental indentures, such supplemental indenture or indentures, accompanied by a Board Resolution or Board Resolutions authorizing such supplemental indenture or indentures and designating the new series to be created and prescribing, consistent with the applicable provisions of this Indenture, the terms and provisions relating to the Securities of the series shall be delivered to the Trustee at or prior to the delivery of the Authentication Order for authentication and delivery of such Securities.

Section 2.2           Denominations.  The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 2.1. With respect to Securities of any series denominated in Dollars, in the absence of any such provisions with respect to the Securities of any series, the Registered Securities of such series, other than Registered Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof and the Bearer Securities of such series other than Bearer Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $5,000.

Section 2.3           Form and Dating.

(a)          General.  The Securities and the Trustee’s certificate of authentication of any series shall be in substantially the forms as established in or pursuant to one or more indentures supplemental hereto or Board Resolutions, shall have such notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or depository procedure or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).  The Company shall provide any such notations, legends or endorsements to the Trustee in writing.  Each Security shall be dated the date of its authentication.  The terms and provisions of a particular series of the Securities established as contemplated by this Indenture shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

(b)          Global Securities. If the Company shall establish pursuant to Section 2.1 hereof that the Securities of any series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities.  Each Global Security issued under this Indenture shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depository, and registered in the name of the Depository or the nominee thereof.  The aggregate Principal Amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository as hereinafter provided.  Any adjustment of the aggregate Principal Amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.8 hereof and shall be made on the records of the Trustee and the Depository.

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Each Global Security shall bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO. AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC.  THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES SPECIFIED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

Neither any members of, or participants in, the Depository (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian for the Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)          Definitive Securities.  Except as provided in Section 2.8, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Definitive Securities.

Section 2.4           Execution and Authentication.  The Securities of any series shall be executed on behalf of the Company by any Officer.  The signature of the Officer on the Securities of any series may be manual or facsimile.  Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities of any series the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

No Security of any series shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication, duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any such Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.   Unless otherwise provided for in a supplemental indenture or Board Resolution, the Trustee’s certificate of authentication shall be in substantially the following form:

[Form of Trustee’s Certificate of Authentication]

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

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Dated: ______________	[____________]

As Trustee

By:
Authorized Signatory

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series having attached thereto appropriate coupons, if any, executed by the Company to the Trustee for authentication, together with an Authentication Order for the  authentication and delivery of such Securities, and the Trustee in accordance with the Authentication Order shall authenticate and deliver such Securities.  If the form or forms and the terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions or a supplemental indenture as permitted by Section 2.1, then in authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be provided with, and (subject to Article VII) shall be fully protected in conclusively relying upon, unless such documents have been superseded or revoked:

(a)          any Board Resolution or executed supplemental indenture, as applicable, referred to in Section 2.1 by or pursuant to which the form or forms and the terms of the Securities of that series were established;

(b)          an Opinion of Counsel complying with Section 11.2 and stating that:

(i)          the form or forms and the terms of the Securities of such series have been established by or pursuant to the Board Resolution or supplemental indenture, as applicable as permitted by Section 2.1, in accordance with such procedures as shall be referred to therein and in conformity with the provisions of this Indenture;

(ii)         the supplemental indenture, to the extent applicable, and the Securities of such series have been duly authorized; and

(iii)        the Securities of such series have been duly executed and, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights generally and to general equitable principles and to such other matters as may be specified therein; and

(c)          an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the issuance of such Securities have been, or will have been upon compliance with such procedures as may be specified in the Board Resolution or supplemental indenture, as applicable, complied with and that, to the best of the knowledge of the signers of such certificate, no Event of Default with respect to such Securities shall have occurred and be continuing.

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The Trustee shall not be required to authenticate Securities of any series if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties, obligations or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Section 2.5           Registrar and Paying Agent.  The Company shall maintain an office or agency where Securities of any series may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Securities may be presented for purchase or payment (the “Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may have one or more additional paying agents.  The term Paying Agent includes any additional paying agent.

The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent (in each case, if such person is a person other than the Trustee).  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Company shall notify the Trustee of the name and address of any such agent.  If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.6.  The Company or any Subsidiary of the Company or an Affiliate of any of them may act as Paying Agent or Registrar.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.  The Trustee may resign from any or all of such appointments upon 30 days’ written notice to the Company.

Section 2.6           Paying Agent to Hold Money and Securities in Trust.  Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security of any series, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment.  At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust.  If the Company, a Subsidiary of the Company or an Affiliate of any of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it.  Upon doing so, the Paying Agent shall have no further liability for the money.

Section 2.7           Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders.  If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on January 1 and July 1 a listing of the Holders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.8           Transfer and Exchange.

(a)          Transfer and Exchange of Global Securities.  A Global Security may not be transferred except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.   All Global Securities will be exchanged by the Company for Definitive Securities if:

(i)          the Depository has notified the Company that it is unwilling or unable to continue as Depository for such Global Security or such Depository has ceased to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days,

(ii)         the Company determines that the Securities are no longer to be represented by Global Securities and so notifies the Trustee, or

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(iii)        an Event of Default has occurred and is continuing with respect to the Securities and the Depository or its participant(s) has requested the issuance of Definitive Securities.

Any Global Security exchanged pursuant to clause (i) or (ii) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (iii) above may be exchanged in whole or from time to time in part as directed by the Depository.

Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Securities shall be issued in fully registered form, without interest coupons, shall have an aggregate Principal Amount equal to that of the Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depository shall instruct the Trustee in writing and shall bear such legends as provided herein.  Global Securities also may be exchanged or replaced, in whole or in part, as provided in Section 2.9 hereof.  Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.8 or Section 2.9 or 2.11 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security, except as otherwise provided herein.  A Global Security may not be exchanged for another Security other than as provided in this Section 2.8(a); however, beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.8(b) hereof.

Any Global Security to be exchanged in whole shall be surrendered by the Depository to the Trustee, as Registrar.  With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depository or its nominee with respect to such Global Security, the Principal Amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee.  Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depository or an authorized representative thereof.

(b)          Transfer and Exchange of Beneficial Interests in Global Securities.  The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository in accordance with the Applicable Procedures and this Section 2.8.

(c)          Transfer and Exchange of Definitive Securities.  When Definitive Securities are presented by a Holder to the Registrar with a request:

(i)          to register the transfer of such Definitive Securities; or

(ii)         to exchange such Definitive Securities for an equal Principal Amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or such Holder’s attorney duly authorized in writing.

(d)          Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions from such Holder directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate Principal Amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depository account to be credited with such increase. The Trustee shall cancel such Definitive Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depository and the Registrar, the aggregate Principal Amount of Securities represented by the Global Security to be increased by the aggregate Principal Amount of the Definitive Security to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the Principal Amount of the Definitive Security so cancelled.  If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Authentication Order, a new Global Security in the appropriate Principal Amount.

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(e)          Cancellation and/or Adjustment of Global Securities.  At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the Principal Amount of Securities represented by such Global Security shall be reduced accordingly by adjustments made on the records of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly by adjustments made on the records of the Trustee to reflect such increase.

(f)          General Provisions Relating to Transfers and Exchanges.

(i)          To permit registrations of transfers and exchanges of Securities, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon receipt of an Authentication Order in accordance with Section 2.3 hereof or upon receipt of a written request of the Registrar.

(ii)         The Company shall not charge a service charge for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Holder requesting such transfer or exchange.

(iii)        The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

(iv)         Any Registrar appointed pursuant to Section 2.5 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(v)          No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

Section 2.9           Replacement Securities.  If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity bond as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article III hereof, the Company in its discretion may, instead of issuing a new Security, pay or redeem such Security, as the case may be.

Upon the issuance of any new Securities under this Section 2.9, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Trustee and the reasonable fees and disbursements of its counsel) connected therewith.

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Every new Security issued pursuant to this Section 2.9 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.9 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.10         Outstanding Securities; Determinations of Holders’ Action.  Securities of a series outstanding at any time are all the Securities of such series authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.9, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.  A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, amendment or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, amendment or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles VI and IX hereof).

If a Security is replaced pursuant to Section 2.9, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date or at maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date or maturity, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue; provided, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

Section 2.11         Temporary Securities.  Pending the preparation of Definitive Securities of any series, the Company may execute, and upon Authentication Order the Trustee shall authenticate and deliver, temporary Securities of such series which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities for any series are issued, the Company will cause Definitive Securities to be prepared without unreasonable delay.  After the preparation of Definitive Securities, the temporary Securities for such series shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2. 5, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of Definitive Securities of authorized denominations.  Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

Section 2.12         Cancellation.  All Securities surrendered for payment, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee.  The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.12, except as expressly permitted by this Indenture.  All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee’s customary procedure.

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Section 2.13         Persons Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, on and interest on the Security or the payment of any redemption price in respect thereof, for all purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 2.14         Computation of Interest.  Unless otherwise provided in a Board Resolution or supplemental indenture for any series of Securities, interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months and interest on the Securities for any partial period shall be computed on the basis of a 360-day year of twelve 30-day months and the number of days elapsed in any partial month.

Section 2.15         CUSIP Numbers.  The Company may issue the Securities with one or more “CUSIP” numbers (if then generally in use), and, if so, with respect to each such series, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.16         Ranking.  The Indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security of any series issued under this Indenture from time to time constitutes and will constitute a senior unsecured general obligation of the Company, ranking equally with other existing and future senior unsecured Indebtedness of the Company and ranking senior in right of payment to any future Indebtedness of the Company that is expressly made subordinate to the Securities by the terms of such Indebtedness.

Section 2.17         Defaulted Interest.  If the Company defaults in a payment of interest on the Securities of any series, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities.

The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each such Security and the date of the proposed payment.  The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

ARTICLE III

REDEMPTION OF SECURITIES

Section 3.1           Applicability of Article.  Securities of any series which are redeemable before their stated maturity shall be redeemable in accordance with their terms and (except as otherwise specifically contemplated by Section 2.1 for Securities of any series) in accordance with this Article.

Section 3.2           Notices to Trustee.  Securities of any series that are redeemable in accordance with their terms shall be redeemable in accordance with this Article III unless otherwise specified in the Board Resolution or indenture supplemental for such series.  Subject to the foregoing, if the Company elects to redeem Securities of any series pursuant to any optional redemption provision, it shall furnish to the Trustee, at least 45 days (unless a shorter period shall be satisfactory to the Trustee) but not more than 60 days before a Redemption Date, an Officers’ Certificate setting forth (i) the date on which the redemption shall occur (“Redemption Date”), (ii) the Principal Amount of Securities to be redeemed, and (iii) the redemption price.

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Section 3.3           Selection of Securities to be Redeemed.  If less than all of the Securities of a series are to be redeemed pursuant to Section 3. 7 at any time, the Securities shall be redeemed according to DTC’s procedures or, in the case of definitive notes, on a pro rata basis.   If any Security selected for partial redemption is converted in part before termination of the conversion or exchange right with respect to the portion of the Security so selected, the converted or exchanged portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted or exchanged during a selection of Securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.  In any case where more than one Security is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Security.

The Trustee shall promptly notify the Company and the Registrar in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the Principal Amount thereof to be redeemed.

Section 3.4           Notice of Redemption.  Notice of redemption shall be given to each Holder of Securities to be redeemed in the manner provided in Section 11.3 at least 30 days but not more than 60 days before a Redemption Date unless the terms of any series of Securities specifies a shorter period of time.  The Company shall send or cause to be sent a notice of redemption to the Holder of Securities of any series which are to be redeemed; provided that redemption notices may be sent more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Securities of any series or a satisfaction and discharge of this Indenture.  Failure to send notice in the manner herein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any Holders, shall not affect the validity of the proceedings for the redemption of any other Security or portion thereof.  Any notice that is sent to the Holder of any Security in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice.

The notice shall identify the Securities to be redeemed and shall state:

(a)          the Redemption Date;

(b)          the redemption price and accrued interest to the Redemption Date payable as provided in Section 3.8, if any;

(c)          if any Security is being redeemed in part, the portion of the Principal Amount of such Security to be redeemed and that, after the Redemption Date upon surrender of such Security, a new Security or Securities in Principal Amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

(d)          the name and address of the Paying Agent;

(e)          that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)          that on the Redemption Date the redemption price and accrued interest to the Redemption Date will become due and payable upon each such Security to be redeemed and that interest thereon unless the Company fails to make such redemption will cease to accrue on and after the Redemption Date;

(g)          that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the redemption price, unless security or indemnity satisfactory to the Company, the Trustee for such series and any Paying Agent is furnished;

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(h)          that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities; and

(i)          the Section of this Indenture pursuant to which the redemption shall occur.

Notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, provided that the Company shall have delivered to the Trustee, at least five Business Days prior to the requested date of the giving of such notice, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in this Section 3. 4.

Section 3.5           Effect of Notice of Redemption.  If notice of redemption is given as provided in Section 3. 4, the Securities to be redeemed shall, on the Redemption Date, become irrevocably due and payable at the redemption price, and from and after such Redemption Date (unless the Company shall default in the payment of the redemption price) such Securities shall cease to bear interest.  A notice of redemption may not be conditional.

Section 3.6           Deposit of Redemption Price.  One Business Day prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued interest on, all Securities to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date interest shall cease to accrue on the Securities or the portions thereof called for redemption.  If any Security called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the Redemption Date until such principal is paid, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities.

Section 3.7           Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Security equal in Principal Amount to the unredeemed portion of the Security surrendered.

Section 3.8           Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the redemption price therein specified in the currency or currencies, currency unit or units or composite currency or currencies in which the Securities of such series are payable (except as otherwise specified pursuant to Section 2.1 for the Securities of such series) (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the redemption price and accrued interest) such Securities shall, if the same were interest-bearing, cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be void. Except as provided in the next succeeding paragraph, upon surrender of any such Security for redemption in accordance with said notice, together with all coupons, if any, appertaining thereto maturing after the Redemption Date, such Security shall be paid by the Company at the redemption price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest on Bearer Securities whose maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 2.1, only upon presentation and surrender of coupons for such interest; and provided further that except as otherwise provided with respect to Securities convertible or exchangeable into other securities or property of the Company, installments of interest on Registered Securities whose Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms.

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If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons maturing after the Redemption Date, such Security may be paid after deducting from the redemption price an amount equal to the face amount of all such missing coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the redemption price, such Holder shall be entitled to receive the amount so deducted; provided, however, that interest represented by coupons shall be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 2.1, only upon presentation and surrender of those coupons. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, (and premium) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

ARTICLE IV

COVENANTS

Section 4.1           Payment of Securities.  The Company covenants and agrees for the benefit of the Holders of the Securities of a series that it will duly and punctually pay or cause to be paid the principal of, premium, if any, on and interest on the Securities of such series in accordance with the terms of such series of Securities.  Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Section 4.2           Maintenance of Office or Agency.  If Securities of any series are issued only in registered form, the Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Securities of such series may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Securities of such series and this Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2. 5.

Section 4.3           Reports.  The Company shall deliver to the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13(a) or Section 15(d) of the Exchange Act.   In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements.  In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements.   The Company also shall comply with the other provisions of Section 314(a) of the TIA.  Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR for purposes of this Section 4.3. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers’ Certificates).

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Section 4.4           Compliance Certificate.

(a)          The Company will deliver to the Trustee on or before 120 days after the end of each fiscal year of the Company, commencing with the first fiscal year ending after the date hereof, so long as Securities are outstanding hereunder, an Officers’ Certificate stating that, in the course of the performance by the signers of their duties as officers of the Company, they would normally have knowledge of any Default or Event of Default by the Company in the performance of any covenants contained herein, stating whether or not they have knowledge of any such Default or Event of Default, the nature thereof and the action, if any, the Company intends to undertake as a result of such Default.

(b)          The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, within 30 days upon the Company becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.5           Corporate Existence.  Subject to the provisions of Article V, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises and the corporate existence and rights (charter and statutory) and franchises of its Subsidiaries; provided, however, that the Company shall not be required to, or to cause any Subsidiary to, preserve any right or franchise or to keep in full force and effect the corporate existence of any Subsidiary if the Company shall determine that the keeping in existence or preservation thereof is no longer desirable in or consistent with the conduct of the business of the Company.

ARTICLE V

SUCCESSORS

Section 5.1           When the Company May Merge, Consolidate or Transfer Assets.  The Company shall not merge or consolidate with or into any other Person and the Company shall not sell, lease or convey, in a single transaction or in a series of transactions, all or substantially all of its assets to any Person, unless (1) the Company is the continuing corporation, or the successor corporation or the Person that acquires all or substantially all of the Company’s assets is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes all the Company’s obligations under the Securities and this Indenture or assumes such obligations as a matter of law, and (2) immediately after giving effect to such merger, consolidation, sale, lease or conveyance, there is no Default or Event of Default hereunder.

Section 5.2           Successor Corporation Substituted.  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and, thereupon, the Company shall be relieved of any further liability or obligation hereunder or under the Securities.

Section 5.3           Officers’ Certificate and Opinion of Counsel to be Given to Trustee.  Upon the occurrence of the transactions permitted under the provisions of Sections 5.1 and 5.2, the Company shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel in each case stating that such transaction and agreement, if any, complies with this Article V, that all conditions precedent provided for herein relating to such transaction have been complied with, and that such agreement or supplemental indenture, if any, is the legal, valid and binding obligation of the Company or such other Person, as the case may be, enforceable against them in accordance with its terms, subject to customary exceptions, on which the Trustee may rely as conclusive evidence that any consolidation, merger, sale, conveyance, transfer or lease, and any assumption, permitted or required by the terms of this Article V complies with the provisions of this Article V and this Indenture.

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ARTICLE VI

EVENTS OF DEFAULT

Section 6.1           Events of Default.  An “Event of Default” occurs with respect to a particular series if:

(a)          the Company defaults in the payment of any installment of interest on any of the Securities of such series as and when the same shall become due and payable, and such default continues for a period of 30 days;

(b)          the Company defaults in the payment of all or any part of the principal of any of the Securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration of acceleration of maturity or otherwise;

(c)          the Company fails to perform any other covenant or agreement on the part of the Company contained in the Securities of such series or in this Indenture and such failure continues for a period of 90 days after the date on which notice specifying such failure, stating that such notice is a “Notice of Default” hereunder and demanding that the Company remedy the same, shall have been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate Principal Amount of the Securities of such series at the time outstanding;

(d)          a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a decree or order adjudging the Company or any Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company or any Material Subsidiary under any applicable federal or state law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Material Subsidiary or for any substantial part of their property or ordering the winding up or liquidation of their affairs, shall have been entered, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(e)          the Company or any Material Subsidiary shall commence a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or any other case or proceeding to be adjudicated a bankrupt or insolvent, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Material Subsidiary, or the filing by the Company or any Material Subsidiary of a petition or answer to consent seeking reorganization or relief under any such applicable federal or state law, or the consent by the Company or any Material Subsidiary to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Material Subsidiary or of any substantial part of their property, or the making by the Company or any Material Subsidiary of an assignment for the benefit of creditors, or the taking of action by the Company or any Material Subsidiary in furtherance of any such action; or

(f)          any other Event of Default provided with respect to Securities of that series.

Section 6.2           Acceleration.  Except as otherwise provided for in any Board Resolution or supplemental indenture for any series of Securities:

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(a) If any Event of Default occurs and is continuing with respect to any series of Securities outstanding, the Trustee or the Holders of at least 25% in Principal Amount of the then outstanding Securities of that series may declare the Principal Amount of all the Securities of that series and interest accrued thereon to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by the Holders of the outstanding Securities of that series).  Holders of the Securities of that series may not enforce this Indenture or the Securities of that series except as provided in this Indenture.  The Trustee may withhold from Holders of the Securities of that series notice of any continuing Default or Event of Default in accordance with Section 7.4 hereof.

(b)          The Holders of a majority in aggregate Principal Amount of the then outstanding Securities of that series by written notice to the Trustee may on behalf of the Holders of all of the Securities of that series rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) the Company has paid or deposited with the Trustee a sum sufficient to pay all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and (iii) all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Holders shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceeding had been taken.   No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereon.

Section 6.3           Other Remedies.  If an Event of Default occurs with respect to any series of Securities and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, on and interest on the Securities of that series or to enforce the performance of any provision of the Securities of that series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of that series or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.4           Waiver of Defaults.  Subject to Section 6.2(b)(ii), Holders of a majority in aggregate Principal Amount of the then outstanding Securities of that series by written notice to the Trustee may on behalf of the Holders of all of the Securities of that series waive an existing Default or Event of Default and its consequences hereunder, except (a) a continuing Default or Event of Default in the payment of the principal of and interest on the Securities of that series or (b) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each outstanding Security of such series affected.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5           Control by Majority.  Holders of a majority in Principal Amount of the then outstanding Securities of a series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it with respect to that series.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Securities of that series not joining the giving of such direction or that may involve the Trustee in personal liability.  The Trustee may take any other action consistent with this Indenture relating to any such direction.

Section 6.6           Limitation on Suits.  A Holder of a Security of a series may pursue a remedy with respect to this Indenture or the Securities of such series only if, and subject to Section 6.7 hereof:

(a)          the Holder gives to the Trustee written notice of a continuing Event of Default;

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(b)          the Holders of at least 25% in Principal Amount of the then outstanding Securities of that series make a written request to the Trustee to pursue the remedy;

(c)          such Holders offer and provide to the Trustee security or indemnity acceptable to it against any loss, liability or expense;

(d)          the Trustee does not comply with the request within 60 days after receipt of the request and the offer and the provision of security or indemnity acceptable to it; and

(e)          the Holders of a majority in Principal Amount of the then outstanding Securities of that series do not give the Trustee a direction inconsistent with the request within such 60-day period.

No Holder of a Security of a series shall have any right in any manner whatsoever by virtue of or by availing itself of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of a Security of such series, or to obtain or seek to obtain priority over or preference to any other Holder of Securities of such series, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of such series.

Section 6.7           Rights of Holders of Securities to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, premium, if any, on, and interest on such Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8           Collection Suit by Trustee.  If an Event of Default specified in Section 6.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest remaining unpaid on the Securities of that series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9           Trustee May File Proofs of Claim.  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under or in connection with this Indenture.  To the extent that the payment of any such compensation, fees, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under or in connection with this Indenture out of the estate in any such proceeding shall be denied for any reason, payment of the same shall be secured by a perfected, first priority Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise, and such Lien in favor of a predecessor Trustee shall be senior to the Lien in favor of the current Trustee.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10         Priorities.  If the Trustee collects any money or other property pursuant to this Article, it shall be applied in the following order:

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First:  to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 7.6 hereof, including payment of all compensation, fees, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Securities for amounts due and unpaid on the Securities for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct in writing.

The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 6.10.

Section 6.11         Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant (other than the Trustee) in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder of a Security pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in Principal Amount of the then outstanding Securities of any series.

ARTICLE VII

TRUSTEE

Section 7.1           Duties of Trustee.

(a)          If an Event of Default with respect to a particular series has occurred and is continuing, the Trustee shall exercise with respect to such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)          Except during the continuance of an Event of Default:

(i)          the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)         in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not verify the accuracy of the contents thereof.

(c)          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)          this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

(ii)         the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

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(iii)        the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 or 6.6 hereof.

(d)          The duties, responsibilities, protections, privileges, and immunities of the Trustee shall be as provided by the TIA, unless expressly excluded as provided in this Article VII.   Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this Section 7.1.

(e)          No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity against such risk or liability satisfactory to it is not assured to it

(f)          The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2           Rights of Trustee.

(a)          Subject to Section 7.1 hereof, the Trustee may conclusively rely upon and shall be fully protected in acting or refraining from acting in reliance on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

(b)          Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may rely upon an Officers’ Certificate, an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its own selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)          The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or counsel, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or counsel appointed with due care.

(d)          The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized, or within the discretion or rights or powers conferred upon it by this Indenture; provided the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e)          Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)          The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(g)          In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

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(h)          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and

(i)          The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(j)          No permissive right of the Trustee to act hereunder shall be construed as a duty.

(k)          The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

Section 7.3           Individual Rights of Trustee.

(a)          The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.   In the event that the Trustee acquires any conflicting interest, as defined in Section 310(b) of the TIA, with respect to the Securities of any series, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign with respect to the Securities of that series in the manner and with the effect provided by, and subject to the provisions of, Section 310(b) of the TIA and this Indenture.  In the event that the Trustee shall fail to comply with the provisions of the preceding sentence with respect to the Securities of any series, the Trustee shall, within 10 days after the expiration of such 90-day period, transmit to all Holders of Securities of that series notice of such failure. To the extent permitted by the TIA, the Trustee shall not be deemed to have a conflicting interest by virtue of being a trustee under this Indenture with respect to Securities of more than one series.  Nothing herein shall prevent the Trustee from filing with the SEC the application referred to in the last paragraph of Section 310(b) of the TIA.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.9 and 7.10 hereof.

(b)          The recitals contained herein and in the Securities (except the Trustee’s certificate of authentication) shall be taken as statements of the Company and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same.  Neither the Trustee nor any of its agents or counsel (i) makes any representation as to the validity or adequacy of this Indenture or the Securities, or (ii) shall be accountable for the Company’s use or application of proceeds from the Securities.

Section 7.4           Notice of Defaults.  If a Default or Event of Default with respect to a particular series of Securities occurs and is continuing and if a Responsible Officer of the Trustee receives written notice thereof, the Trustee shall (at the expense of the Company) mail to Holders of Securities of that series a notice of the Default or Event of Default within 90 days after the occurrence of such Default or Event of Default it receives notice thereof.  Except in the case of a Default or Event of Default in payment of and interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities of that series.  For purposes of this Indenture, the Trustee shall not be deemed to have received notice of any Default or Event of Default (except a Default or Event of Default in payment of principal of, premium, if any, on and interest on any Security) unless a Responsible Officer of the Trustee has received actual written notice of such Default or Event of Default.

Section 7.5           Reports by Trustee to Holders.  The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto.  Subject to the requirements of Section 313(a) of the TIA, within 60 days after each May 15 beginning with the May 15 following the initial issuance of Securities hereunder, and for so long as Securities remain outstanding, the Trustee shall (at the expense of the Company) mail to the Holders of the Securities a brief report dated as of such reporting date that complies with Section 313(a) of the TIA.  The Trustee also shall comply with Section 313(b)(2) of the TIA.  The Trustee shall also transmit by mail all reports as required by Section 313(c) of the TIA.

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A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the SEC and each stock exchange on which the Securities of any series are listed in accordance with Section 313(d) of the TIA.  The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange and thereafter shall promptly file all reports with the SEC and such stock exchange as are required to be filed by the rules and regulations of the SEC and of such stock exchange.

Section 7.6           Compensation and Indemnity.  The Company agrees to pay to the Trustee from time to time compensation as agreed upon by the Trustee and the Company, and, in the absence of any such agreement, reasonable compensation for its acceptance of this Indenture and services hereunder, including in any Agent capacity in which it acts under the Indenture.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  Except as otherwise expressly provided herein, the Company shall reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including reasonable compensation, disbursements and expenses of the Trustee’s agents and reasonable fees and expenses of its counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own negligence or willful misconduct.  The Company shall indemnify the Trustee (which for purposes of this Section 7.6 shall include its officers, directors, employees and agents) against any and all losses, liabilities or expenses incurred by it, including in any Agent capacity in which it acts under the Indenture, without negligence or willful misconduct on its own part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that any such loss, liability or expense shall be determined to have been caused by the Trustee’s own negligence or willful misconduct.  The Trustee shall notify the Company promptly of any claim for which it intends to seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

The obligations of the Company to the Trustee under this Indenture shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

To secure the Company’s payment obligations in this Section 7.6, the Trustee shall have a mortgage, pledge, lien, charge, security interest or encumbrance (each, a “Lien”) prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(d) or (e) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

The Trustee shall comply with the provisions of Section 313(b)(2) of the TIA to the extent applicable.

Section 7.7           Replacement of Trustee.  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.7.

The Trustee may resign with respect to one or more series in writing at any time and be discharged from the trust hereby created by so notifying the Company.  The Holders of Securities of a majority in Principal Amount of the then outstanding Securities of any series may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company may by a Board Resolution remove the Trustee of any series if:

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(a)          the Trustee fails to comply with Section 7.9 hereof;

(b)          the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)          a custodian or public officer takes charge of the Trustee or its property; or

(d)          the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee with respect to the applicable series.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in Principal Amount of the then outstanding Securities of that series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after receiving a written request to resign by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, fails to comply with Section 7.9, such Holder of a Security may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee with respect to all or any applicable series shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders of the Securities.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.6 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.7, the Company’s obligations under Section 7.6 hereof shall continue for the benefit of the retiring Trustee.

Section 7.8           Successor Trustee by Merger, Etc.  If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or Agent, as the case may be, provided that the successor corporation shall be qualified and eligible under the provisions of Section 7.9 hereof.

Section 7.9           Eligibility; Disqualification.  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that together with its direct parent, if any, or in the case of a corporation included in a bank holding company system, its related bank holding company, has a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.  This Indenture shall always have a Trustee who satisfies the requirements of Section 310(a)(1), (2) and (5) of the TIA.  The Trustee is subject to Section 310(b) of the TIA.

Section 7.10         Preferential Collection of Claims Against Company.  The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA.  A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

Section 7.11         Other Capacities.  All references in this Indenture to the Trustee with the exception of Section 7.1(a) shall be deemed to refer to the Trustee in its capacity as Trustee and in its capacities as any Agent, to the extent acting in such capacities, and every provision of this Indenture relating to the conduct or affecting the liability or offering protection, immunity or indemnity to the Trustee shall be deemed to apply with the same force and effect to the Trustee acting in its capacity as any Agent.

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ARTICLE VIII

SATISFACTION AND DISCHARGE OF INDENTURE;
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1           Satisfaction and Discharge.  This Indenture shall be discharged and shall cease to be of further effect as to all Securities of any particular series, when:

(a)          either;

(i)          all Securities of that series that have been authenticated, except lost, stolen or destroyed Securities of that series that have been replaced or paid and Securities of that series for which payment has been deposited in trust by the Company and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(ii)         all Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year and the Company has irrevocably deposited with the Trustee or the Paying Agent, in trust, for the benefit of the Holders of the Securities of that series, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the entire Indebtedness on the Securities of that series not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest, to the date of maturity or redemption;

(b)          the Company has paid all sums payable by it under this Indenture with respect to the Securities of that series;

(c)          the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities of that series at maturity or on the redemption date, as the case may be; and

(d)          the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that the conditions precedent to the satisfaction and discharge of the Securities of that series pursuant to this Section 8.1 have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any series, the obligations of the Company to the Trustee under Section 7.6 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section 8.1, the obligations of the Company and the Trustee with respect to the Securities of that series under Sections 2.5, 2.8, 2.9, 4.3 and 8.6, shall survive such satisfaction and discharge.  The Trustee, on demand and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

Section 8.2           Option to Effect Legal Defeasance or Covenant Defeasance.  The Company may, at its option and at any time, elect to have either Section 8.3 or 8.4 hereof be applied to all outstanding Securities of any series upon compliance with the conditions set forth below in this Article VIII.

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Section 8.3           Legal Defeasance and Discharge.  Upon the Company’s exercise under Section 8.2 hereof of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.5 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Securities of any series (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities of that series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.6 hereof and the other Sections of this Indenture referred to in clause (a) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of outstanding Securities of such series to receive solely from the trust fund described in Section 8.5 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, on and interest on such Securities when such payments are due, (b) the Company’s obligations with respect to such Securities under Article II and Section 4.3 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee and any Agent hereunder and the Company’s obligations in connection therewith, including, without limitation, Article VII and Section 8.6 and 8.8 hereunder, and (d) this Article VIII.  Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.3 notwithstanding the prior exercise of its option under Section 8.4 hereof.

Section 8.4           Covenant Defeasance.  Upon the Company’s exercise under Section 8.2 hereof of the option applicable to this Section 8.4, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.5 hereof, be released from its obligations under the covenants contained in Sections 4.1, 4.2, 4.4 and 4.5 hereof, under Section 6.1(c) hereof with respect to such covenants, and under Section 6.1 (d) and (e) hereof with respect to the outstanding Securities of a series on and after the date the conditions set forth in Section 8.5 are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.  In addition, upon the Company’s exercise under Section 8.2 hereof of the option applicable to this Section 8.4 hereof, subject to the satisfaction of the conditions set forth in Section 8.5 hereof, Sections 6.1(d) and (e) hereof shall not constitute Events of Default.

Section 8.5           Conditions to Legal or Covenant Defeasance.  The following shall be the conditions to the application of either Section 8.3 or 8.4 hereof to the outstanding Securities of a series:

In order to exercise either Legal Defeasance or Covenant Defeasance:

(a)          the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities of such series, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, on and interest on the outstanding Securities of such series on the stated maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Securities of such series are being defeased to maturity or to a particular Redemption Date;

(b)          in the case of an election under Section 8.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)          the Company shall have delivered to the Trustee an Opinion of Counsel in the United States acceptable to the Trustee confirming that, among other things, the defeasance trust does not constitute an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

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(d)          in the case of an election under Section 8.4 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(e)          the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (subject to customary qualifications and assumptions) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(f)          no Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Sections 6.1(d) or 6.1(e) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

(g)          such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company is a party or by which the Company is bound;

(h)          the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that, subject to customary assumptions and exclusions, all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

(i)          the Trustee shall have received such other documents, assurances and Opinions of Counsel as the Trustee shall have reasonably required.

Section 8.6           Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.  Subject to Section 8.7 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.6, the “Trustee”) pursuant to Section 8.1 or Section 8.5 hereof, as applicable, in respect of the outstanding Securities of a series shall be held in trust and applied by the Trustee or the Paying Agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent), to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or non-callable Government Securities held by it as provided in Section 8.1 or Section 8.5 hereof, as applicable, which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.1 or Section 8.5(a) hereof, as applicable), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.7           Repayment to Company.  Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of, premium, if any, on or interest on any Security of a series and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once in The New York Times and The Wall Street Journal (national edition) notice that such money remains unclaimed and that after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

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Section 8.8           Reinstatement.  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with this Article VIII by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities of the applicable series shall be revived and reinstated as though no deposit had occurred pursuant to this Indenture until such time as the Trustee or Paying Agent is permitted by such court or governmental authority to apply all such money in accordance with this Article VIII; provided, however, that, if the Company makes any payment of principal of, premium, if any, on or interest on any Security of such series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1           Without Consent of Holders of Securities.  Notwithstanding Section 9.2 of this Indenture, the Company and the Trustee may from time to time and at any time enter into one or more indentures supplemental hereto without the consent of any Holder of a Security, for one or more of the following purposes:

(a)          to cure any ambiguity, defect or inconsistency;

(b)          to provide for uncertificated Securities in addition to or in place of Definitive Securities or to alter the provisions of Article II hereof (including the related definitions) in a manner that does not adversely affect any Holder;

(c)          to provide for the assumption of the Company’s obligations to the Holders of the Securities by a successor to the Company pursuant to Article V hereof;

(d)          to conform the text of this Indenture, any supplemental indenture, if applicable, or the Securities of any series to any provision of set forth in a prospectus supplement applicable to the Securities of such series, provided that any such action will not adversely affect the interests of any Holder of a Security of such series in any material respect;

(e)          to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any Security of any series pursuant to Article VIII, provided that any such action shall not adversely affect the interests of any Holder of a Security of such series in any material respect;

(f)          to make any change that would provide any additional rights or benefits to the Holders of the Securities of any series;

(g)          to make any change that is not inconsistent with this Indenture and does not adversely affect the legal rights hereunder of any Holder of a Security of such series;

(h)          to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(i)          to establish the form and terms of Securities of any series as permitted by Section 2.1, or to authorize the issuance of additional Securities of a series previously authorized or to add to the conditions, limitations or restrictions on the authorized amount, terms or purpose of issue, authentication or delivery of the Securities of any series, as herein set forth, or other conditions, limitations or restrictions thereafter to be observed; or

(j)          to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series, pursuant to the requirements of this Indenture.

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Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Sections 7.2 and 9.6 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2           With Consent of Holders of Securities.  Except as provided below in this Section 9.2, the Company and the Trustee may amend or supplement this Indenture and the Securities with the consent of the Holders of at least a majority in Principal Amount of the Securities of a series then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities), and, subject to Sections 6.4, 6.6 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, on and interest on the Securities of any series, except a payment default resulting from an acceleration that has been rescinded) may be waived with the consent of the Holders of a majority in Principal Amount of the then outstanding Securities of a series voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Securities).  Section 2.8 hereof shall determine which Securities of such series are considered to be “outstanding” for purposes of this Section 9.2.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Sections 7.2 and 9.6 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental Indenture.

It shall not be necessary for the consent of the Holders of Securities of any series under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Securities of any series affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Subject to Sections 6.4, 6.6 and 6.7 hereof, the Holders of a majority in aggregate Principal Amount of the Securities of any series then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities of such series, but no such waiver shall extend to or affect such provision except to the extent so expressly waived and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such provision shall remain in full force and effect. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.2 may not (with respect to any Securities held by a non-consenting Holder):

(a)          change the stated maturity of the principal of and interest on any Security of such series;

(b)          reduce the Principal Amount of, reduce the rate of, or extend or change the time for payment of interest on, any Security of such series;

(c)          change the place or currency of payment of principal of, premium, if any, on and interest on any Security of such series;

(d)          reduce any amount payable upon the redemption of any Security of such series;

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(e)          impair the right to institute suit for the enforcement of any payment on or with respect to any Security of such series;

(f)          reduce the percentage in Principal Amount of outstanding Securities of such series the consent of whose Holders is required for modification or amendment of this Indenture;

(g)          make any change that adversely affects the right to convert or exchange any Security as provided pursuant to Section 2.1;

(h)          reduce the percentage in Principal Amount of outstanding Securities of such series necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain Defaults; or

(i)          modify such provisions with respect to modification and waiver.

Section 9.3           Compliance with Trust Indenture Act.  Every amendment or supplement to this Indenture or the Securities shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.4           Revocation and Effect of Consents.  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security of such series that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to its Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.5           Notation on or Exchange of Securities.  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security of any affected series thereafter authenticated.  The Company in exchange for all Securities of any such series may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Securities for such series that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Security of such series shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6           Trustee to Sign Amendments, Etc.  The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it.  In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 11. 5 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.

ARTICLE X

CONCERNING THE SECURITYHOLDERS

Section 10.1         Holders.  Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Securities of any or all series may take any action (including the making of any demand or request, the giving of any authorization, notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) if Securities of a series are issuable as Bearer Securities, by the record of the Holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.

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In determining whether the Holders of a specified percentage in aggregate principal amount of the Securities of any or all series have taken any action (including the making of any demand or request, the giving of any authorization, direction, notice, consent or waiver or the taking of any other action), (i) the principal amount of any Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be outstanding for such purposes shall be equal to the amount of the principal thereof that could be declared to be due and payable upon an Event of Default pursuant to the terms of such Original Issue Discount Security at the time the taking of such action is evidenced to the Trustee, and (ii) the principal amount of a Security denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent, determined as of the date of original issuance of such Security in accordance with Section 2.1 hereof, of the principal amount of such Security.

Section 10.2         Proof of Execution by Securityholders.  Subject to the provisions of Section 7.1 and 7.2, proof of the execution of any instrument by a Holder or its agent or proxy, or of the holding by any person of a Security, shall be sufficient and conclusive in favor of the Trustee and the Company if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

The principal amount and serial numbers of Registered Securities held by any person, and the date of holding the same, shall be proved by the Registrar.  The principal amount and serial numbers of Bearer Securities held by any person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, showing that at the date therein mentioned such person had on deposit with such depositary, or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate or affidavit of the person holding such Bearer Securities.  The Trustee and the Company may assume that such ownership of any Bearer Security continues until (1) another certificate or affidavit bearing a later date issued in respect of the same Bearer Security is produced, or (2) such Bearer Security is produced to the Trustee by some other person, or (3) such Bearer Security is surrendered in exchange for a Registered Security, or (4) such Bearer Security is no longer outstanding.  The principal amount and serial numbers of Bearer Securities held by any person, and the date of holding the same, may also be provided in any other manner which the Trustee deems sufficient.

Section 10.3         Who Are Deemed Absolute Owners.  Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or of the Trustee may deem the person in whose name such Registered Security shall be registered with the Registrar to be, and may treat him as, the absolute owner of such Registered Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon), for the purpose of receiving payment of or on account of the principal of (and premium, if any) and, subject to the provisions of Section 2.7, any interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary.  All such payments so made to any holder for the time being, or upon his order, shall be valid and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

Title to any Bearer Security and any coupons appertaining thereto shall pass by delivery.  The Company, the Trustee and any agent of the Company or of the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon as the owner of such Security or coupon for the purpose of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Security or coupon be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Notwithstanding the foregoing, with respect to any temporary or permanent Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or of the Trustee, from giving effect to any written certification, proxy or other authorization furnished by a common depository or a U.S. depositary, as the case may be, or impair, as between a common depositary or a U.S. depositary and holders of beneficial interests in any temporary or permanent Global Security, as the case may be, the operation of customary practices governing the exercise of the rights of the common depositary or the U.S. depositary as holder of such temporary or permanent Global Security.

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Section 10.4         Company-Owned Securities Disregarded.  In determining whether the Holders of the required aggregate principal amount of Securities have provided any request, demand, authorization, notice, direction, consent or waiver under this Indenture, Securities which are owned by the Company or any other obligor on the Securities, or by any Affiliate of the Company or any other obligor on the Securities, shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows are so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to vote such Securities and that the pledgee is not an Affiliate of the Company or any such other obligor.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

Section 10.5         Revocation of Consents; Future Securityholders Bound.  At any time prior to the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security, the identifying number of which is shown by the evidence to be included in the Securities the Holders of which have consented to such action, may, by filing written notice with the Trustee at its office and upon proof of holding as provided in Section 10.2, revoke such action so far as concerns such Security.  Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Security issued upon registration of transfer of or in exchange or substitution therefor in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, irrespective of whether or not any notation in regard thereto is made upon such Security.  Any action taken by the Holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Securities.

ARTICLE XI

MISCELLANEOUS

Section 11.1         Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Section 318(c) of the TIA, the duties imposed by Section 318(c) of the TIA shall control.

Section 11.2         Notices, Etc. to Trustee and Company.  Any request, demand, authorization, direction, notice, consent, waiver or other act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a)          the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at Corporate Trust Office of the Trustee; or

(b)          the Company, by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and deposited postage prepaid by first class mail, registered or certified mail, or overnight courier service, addressed (until another address is filed by the Company with the Trustee for the purpose) to:

Hallmark Financial Services, Inc.

777 Main Street

Suite 1000

Fort Worth, Texas 76102

Attention: President

and

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McGuire, Craddock & Strother, P.C.

2501 N. Harwood

Suite 1800

Dallas, Texas 75201

Attention:  Steven D. Davidson, Esq.

The Company or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.  All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Section 11.3         Notice to Holders of Securities; Waiver.  Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event at such Holder’s address as it appears on the register kept by the Registrar, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice.  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository (or its designee) pursuant to the customary procedures of the Depository.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the case of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”), given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing.  If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling.  The Company understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer.  The Company shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding that such directions conflict or are inconsistent with a subsequent written instruction.  The Company agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

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Section 11.4         Communication by Holders of Securities with Other Holders of Securities.  Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

Section 11.5         Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)          an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.6 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)          an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.6 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.6         Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the TIA) shall comply with the provisions of Section 314(e) of the TIA and shall include:

(a)          a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)          a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)          a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.7         Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

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Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 11.8         Rules by Trustee and Agents.  The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.9         Limitation on Individual Liability.  No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, employee, officer, or director, as such, past, present or future, of the Company, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely obligations of the Company, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, employees, officers or directors, as such, of the Company, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute or otherwise, of, and any and all such rights and claims against, every such incorporator, shareholder, employee, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any Security or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Security.

Section 11.10         Governing Law.  This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles thereof.

Section 11.11         Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.12         No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.13         Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.14         Benefits of Indenture.  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.15         Severability.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.16         Counterpart Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

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Section 11.17         Table of Contents, Headings, Etc.  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.18         Applicability of Depository.  Notwithstanding any other provision of this Indenture, so long as a Security of any series is a Global Security, the parties hereto will be bound at all times by the applicable procedures of the Depository with respect to such Security.

Section 11.19         U.S.A. Patriot Act.  The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Indenture, as of the date first above written.

HALLMARK FINANCIAL SERVICES, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

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